Exhibit 99.1

Customers Bancorp 1015 Penn Avenue Wyomissing, PA 19610 Contacts: Jay Sidhu, Chairman & CEO 610-935-8693 Richard Ehst, President & COO 610-917-3263 Investor Contact: Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP INCREASES EARNINGS ESTIMATES
FOR 2014 AND 2015

Wyomissing, PA — December 2, 2014 — Customers Bancorp, Inc. (NASDAQ: CUBI), the parent company of Customers Bank (collectively “Customers”), provided updated guidance on management’s earnings estimates for 2014 and 2015.  Previously Customers had communicated estimated earnings per share for 2014 of $1.49 to $1.53 and for 2015 of $1.75 to $1.80.  Customers new earnings per share guidance for 2014 is $1.53, including estimated earnings per share of $0.45 in Q4 2014.  Customers new earnings per share guidance for 2015 is $1.95 to $2.00.

“Our increased estimate of future earnings reflects our success in executing our single point of contact supported by high tech strategy to provide quality services our customers love at a lower cost than our competitors,” said Jay Sidhu, Chairman and CEO of Customers.  “While we are on the right track,” Mr. Sidhu continued, “and our results to date and future expectations reflect our successes, we are still focused on reaching our two to three year goals of about a 1.0% return on assets, a 12.0% return on equity and efficiency ratio in the 40’s.”

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $6.5 billion.  A member of the Federal Reserve System and deposits insured by the Federal Deposit Insurance Corporation (“FDIC”), Customers Bank provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc. is listed on the NASDAQ stock market under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the company’s website, www.customersbank.com.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.